UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2004

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Item 5. Other Events and Regulation FD Disclosure.

On August 17, 2004, Netopia, Inc. announced via press release that it will file on August 17, 2004 a Form 12b-25 with the United States Securities and Exchange Commission with notice of late filing of the Report on Form 10-Q for the third fiscal quarter ended June 30, 2004. This Report on Form 10-Q was due on August 16, 2004.

As previously announced on July 22, 2004, Netopia’s Audit Committee has initiated an inquiry into Netopia’s accounting and recording practices, including the appropriateness and timing of revenue recognition of software license fees in two transactions with a single software reseller customer.

Netopia’s Audit Committee, composed of independent outside directors, has retained outside counsel to conduct the inquiry, and is working closely with Netopia and Netopia’s independent auditors. The Audit Committee is seeking to resolve the matter as soon as possible and intends to continue to work with the appropriate regulatory authorities.

Netopia will not file its quarterly Form 10-Q for the third quarter of fiscal 2004 until the inquiry is complete and Netopia is able to secure appropriate review by its external auditors. At that time, Netopia expects also to file 10-K/A Reports and 10-Q/A Reports as appropriate.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Press Release dated August 17, 2004.

Item 12. Results of Operations and Financial Condition.

On August 17, 2004, Netopia, Inc. announced via press release the status of the inquiry initiated by Netopia’s Audit Committee into Netopia’s accounting and recording practices. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: August 17, 2004	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 17, 2004